Exhibit 99.1



                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kinder Morgan Debenture-Backed Series
2002-6
*CUSIP:        21988G460

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 1, 2009.

INTEREST ACCOUNT
----------------

Balance as of March 1, 2009.............................                  $0.00
         Scheduled Income received on securities........            $409,750.00
         Unscheduled Income received on securities......                  $0.00

LESS:
         Distribution to the Holders....................           -$409,749.86
         Distribution to Depositor......................                 -$0.00
         Distribution to Trustee........................                 -$0.14
Balance as of September 1, 2009.........................                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of March 1, 2009.............................                  $0.00
         Scheduled Principal received on securities.....                  $0.00

LESS:
         Distribution to Holders........................                 -$0.00
Balance as of September 1, 2009.........................                  $0.00


               UNDERLYING SECURITIES HELD AS OF September 1, 2009

              Principal
               Amount                   Title of Security
              ---------                 -----------------

             $11,000,000      Kinder Morgan, Inc., formerly known as K N Energy,
                              Inc.7.45% Debentures due March 1, 2098
                              *CUSIP:        482620AX9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.